As filed with the Securities and Exchange Commission on March 30, 2021

Registration No. 333-223026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hospitality Investors Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	80-0943668
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

Park Avenue Tower, 65 East 55th Street Suite 801, New York, NY	10022
(Address of principal executive offices)	(Zip code)

Amended and Restated Employee and Director Incentive Restricted Share Plan of Hospitality Investors Trust, Inc.

(Full title of the Plan)

Jonathan P. Mehlman

Chief Executive Officer and President

Hospitality Investors Trust, Inc.

Park Avenue Tower, 65 East 55th Street, Suite 801
New York, New York 10022

(Name and address of agent for service)

(571) 529-6390

(Telephone number, including area code, of agent for service)

Copies to:

Paul C. Hughes	Steven L. Lichtenfeld
General Counsel and Secretary	Proskauer Rose LLP
Hospitality Investors Trust, Inc.	11 Times Square
Park Avenue Tower, 65 East 55th Street, Suite 801	New York, New York 10036
New York, New York 10022

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY STATEMENT – DEREGISTRATION OF SECURITIES

Hospitality Investors Trust, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Company’s Registration Statement on Form S-8 (Registration No. 333-223026) (the “Registration Statement”) to deregister securities of the Company that remain unsold under the Registration Statement. The Registration Statement was filed with the Securities and Exchange Commission on February 14, 2018 to register shares of common stock, par value $0.01 per share, of the Company that may be issued pursuant to awards made under the Amended and Restated Employee and Director Incentive Restricted Share Plan of Hospitality Investors Trust, Inc.

In accordance with the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered that remain unsold at the termination of the offering, the Company hereby terminates the effectiveness of the Registration Statement and removes from registration any and all securities registered pursuant to the Registration Statements that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has authorized this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 30, 2021.

HOSPITALITY INVESTORS TRUST, INC.

By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer and President

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.